EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in or made a part of this prospectus.

                                          ARTHUR ANDERSEN & CO.


Greensboro, North Carolina,
April 19, 1994.